INDEX


Clause No.                         Heading             Page No.
__________                         _______             ________


1.                  Interpretation                            2

2.                  Bond                                      9

3.                  Floating Charge                           9

4.                  Enforcement                               11

5.                  Office of Receiver                        12

6.                  Application of Enforcement Monies         12

7.                  Release                                   13

8.                  Protection of Security                    14

9.                  Further Assurance                         15

10.                 Mandate and Attorney                      16

11.                 Expenses                                  16

12.                 Indemnity                                 17

13.                 Liability of Collateral Agent and
                    Receiver                                  17

14.                 Avoidance of Payment                      17

15.                 Notices                                   18

16.                 Payments                                  18

17.                 Governing Law                             18

18.                 Consent to Registration etc.              19

                            BOND AND FLOATING CHARGE

                                       by

(1) TEREX CORPORATION, a Delaware corporation having a place of business at 201 West Walnut Street, Green Bay, Wisconsin 54305 ("the Company")

                                  in favour of

(2) UNITED STATES TRUST COMPANY OF NEW YORK, of 114 West 47th Street, New York, New York 10036, acting as Trustee (as defined below) for itself and the other Secured Parties (as defined below) (the "Collateral Agent", which expression shall include any successor Trustee appointed under the applicable provisions of the Indenture (as defined below))


                                 W H E R E A S:


(A) The Company has agreed to issue US $250,000,000 13% Senior Secured Notes due 2002 (the "Securities") pursuant to an Indenture (the "Indenture") dated as of 9 May 1995 between the Company, the Guarantors (as therein defined) and United States Trust Company of New York acting as Trustee for the benefit of the holders of the Securities from time to time.

(B) The Company and certain of its subsidiaries have entered into a Purchase Agreement under which certain purchasers have agreed to purchase the Securities subject to certain conditions: one of those conditions is that the Company enters into this Instrument.

(C) The Board of Directors of the Company is satisfied that entering into this Instrument is to the benefit of the Company and its business.

(D) The Collateral Agent has agreed to hold the Charge created by this Instrument for the benefit of itself and the other Secured Parties (as hereafter defined).

NOW IT IS HEREBY PROVIDED AND DECLARED THAT:-

1.         Interpretation

     1.1 In this Instrument unless otherwise specified or the context otherwise so requires:-

          "the Act" means the Companies Act 1985;

          "Administration" means  administration under Part II of the Insolvency
               Act;

          "Charge" means the security created, or which may at any time be created, by or pursuant to this Instrument;

          "Collateral" means the whole of the property and assets which are from time to time subject to the Charge in terms of Clause 3.1;

          "Collateral Records" means books, records, computer software, computer printouts, customer lists, blueprints, technical specifications, manuals and similar items which relate to any Collateral other than such items obtained under licence or franchise agreement that prohibit assignment or disclosure of such items;

          "Encumbrance" includes any standard security,  mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance of any kind, any assignation in the nature of security with a provision for reassignment or retrocession, any deed of trust or trust arrangement, any conditional sale or other retention of title agreement or arrangement or any other agreement or arrangement having or intended to have the effect of constituting a right in security;

          "Equipment" means  "equipment"  as such term is defined in Section 9 -
               109(2) UCC and, without limitation and in any event, all plant and machinery, manufacturing and assembly equipment, data processing equipment, motor vehicles not constituting Stock computers, office equipment, furniture, appliances, tools, dies and material handling equipment;

          "Event of Default" bears the meaning ascribed to it in the Indenture;

          "Financing Documents" means each and every one of:

               (1)  the Indenture;

               (2)  this Instrument;

               (3)  the Mortgages;

               (4)  the Security Agreement; and

               (5)  the Purchase Agreement.

          "Group" means the Company and the subsidiaries of the Company from time to time, or any of them as the context requires;

          "Holders" means each and every person in whose name the Securities are registered from time to time and at any relevant time and "Holder" shall mean any one of those persons;

          "Insolvency Act" means the Insolvency Act 1986;

          "Insurance Policies" means all insurance policies of the Company relating to the Collateral and all rights to and interests in all claims under all such insurance policies and all sums received and receivable thereunder;

          "Interest Rate" means 1% per annum in excess of the then applicable interest rate on the Securities (as set out in paragraph 1 of the Securities);

          "Mortgages"  means  those  several  Mortgage,   Assignment  of  Rents,
               Security Documents and Fixtures Filings, pursuant to which the Company and certain of its subsidiaries have granted, first ranking charges on the real estate therein described in favour of the Collateral Agent and each and every mortgage, charge, assignation of rents and other Encumbrance (other than the Charge and the Encumbrances created under the Security Agreement) granted by the Company from time to time and outstanding in favour of the Collateral Agent or Trustee or any other person on behalf of the Secured Parties (or any of them) as security for inter alia all or any of the Secured Obligations;

          "Mortgaged Property" means all corporeal, incorporeal, moveable and heritable property whatsoever (wherever situated) charged or made subject to an Encumbrance pursuant to or in accordance with the Mortgages and the Security Agreement;

          "Permitted Working means any financing or funding Capital" to be provided to the Company or any of its subsidiaries which is permitted pursuant to, and does not cause a breach of, Section 4.9(b)(i) of the Indenture;

          "Permitted  Working"  means  any  person  providing  Capital  Financer
               Permitted Working Capital;

          "person"  includes  any  individual,   company,   corporation,   firm,
               partnership, joint venture, association, joint stock company, unincorporated organisation, trust, govern-ment or any agency or political subdivision thereof, or any other entity (in each case whether or not having separate legal personality);


          "Pledge Agreement" means the Security and Pledge Agreement dated as of 9 May 1995 made between the Company and the Collateral Agent;


          "Proceeds"  means  "proceeds"  as such  term  is  defined  in  Section
               9-306(1) of the UCC;

          "Purchase  Agreement"  means the Purchase  Agreement dated as of 9 May
               1995 between the Company, certain of its subsidiaries and the original Holders relating to the purchase and sale of the Securities and certain other securities;

          "Receivables"  means all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the debtor relating thereto including (without limitation) all such rights constituted or evidenced by any document or instrument together with (a) any assets or collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such assets or collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

          "Receiver" means any administrative receiver, receiver and manager or receiver appointed in respect of the Collateral (whether pursuant to this Instrument, pursuant to any statute, by a Court or otherwise) and includes joint receivers;

          "Related Expenses" means all legal and other expenses (on a full indemnity basis) incurred by the Collateral Agent in enforcing the security created by this Instrument, together with interest at the Interest Rate from two business days after the date on which they are demanded;

          "Secured Obligations" means all moneys, debts and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Company or any of its subsidiaries to the Secured Parties (or any of them) under or in connection with the Financing Documents (whether present, future, actual or contingent and whether or not due, and whether incurred solely, severally and/or jointly, and whether as principal debtor, guarantor, surety or otherwise);

          "Security Agreement" means the Security and Pledge Agreement dated as of 9 May 1995 between the Company and the Collateral Agent;

          "Stock" means  "inventory"  as such  term is  defined  in  Section 9 -
               109(4) of the UCC including without limitation and in any event all stock held by the Company for sale or lease or to be furnished under contracts of service and all raw materials, work in progress and materials used and to be used or consumed in connection with the business of the Company and/or its subsidiaries including, without limitation and in any event, all goods (whether such goods are in the possesion of the Company or a lessee, bailee or other person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) under any contract of supply or service;


          "Secured Parties" means the Collateral Agent, the Trustee and each and every Holder and "Secured Party" means any one of those persons;

          "subsidiary" (1) of the Company means any subsidiary within the meaning of Section 736 of the Act and (2) of any other person means (i) a corporation or company a majority of whose capital stock or shares with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such person;

          "Tax(es)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;


          "Trustee" means the United States Trust Company of New York as trustee under the Indenture;


          "UCC"means the Uniform  Commercial  Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the
               Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions;


          "Winding-up   "of   a   person   also   includes   the   amalgamation,
               reconstruction, reorganisation, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction (and a reference to the commencement of any of the foregoing includes a reference to the presentation of a petition to a court of competent jurisdiction or the passing of a valid resolution for or with a view to any of the foregoing).

     1.2 Each reference in this Instrument to a "fixed security" shall be construed as a reference to a fixed security as defined by sub-section (1) of Section 486 of the Act as in force at the date hereof.

     1.3 Unless any provision of this Instrument or the context otherwise requires, any reference herein to any statute or any section of any statute shall be deemed to include a reference to any modification, extension or re-enactment thereof for the time being in force and instruments, orders and regulations then in force and made under or deriving validity from the relevant statute or section.

     1.4 In this Instrument the singular includes the plural and vice versa and the plural includes all or any. Clause headings are for ease of reference only.

     1.5 Any reference in this Instrument to a document of any kind whatsoever is to that document as amended or supplemented or varied or novated or substituted from time to time.

     1.6 Except to the extent that the context requires otherwise, any references herein to this "Instrument" shall be construed as a reference to this Bond and Floating Charge as amended or supplemented from time to time and shall include any document which amends or bears to be supplemental to, or is entered into by the Company pursuant to or in accordance with the terms of this Instrument and any reference herein to a Clause, sub-Clause, Schedule or part of a Schedule shall, except to the extent that the context requires otherwise, be construed as a reference to a Clause, sub-Clause, Schedule or part of a Schedule of this Instrument (as the case may be).

2.      Bond

The Company undertakes to the Collateral Agent and to each of the other Secured Parties that it will pay or discharge each of the Secured Obligations in the manner and at the times provided for in the Financing Documents.

3.      Floating Charge

     3.1 The Company as beneficial owner and as continuing security for the payment and discharge of the Secured Obligations HEREBY GRANTS in favour of the Collateral Agent a floating charge over the whole of the Company's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising which are situated in Scotland:

          (i)  all Stock;

          (ii) all Equipment;

          (iii) all Collateral Records;

          (iv) all Insurance Policies; and

          (v)  all   accessions   and  additions  to,  all   substitutions   and
               replacements for, and all Proceeds or products of, any or all of the foregoing,

     provided that the Charge hereby created shall not extend (a) to any of the assets or rights referred to above which are situated in the United States of America and which are the subject of another Encumbrance granted by the Company in favour of the Collateral Agent; or (b) any Equipment or Fixtures (as defined in the Indenture) acquired by the Company with the proceeds of Purchase Money Obligations (as defined in the Indenture) permitted under the terms of the Indenture, which Equipment or Fixtures are subject to Purchase Money Liens (as defined in the Indenture) permitted under the terms of the Indenture, if, and for so long as, the agreements governing the terms of such Purchase Money Obligations and Purchase Money Liens prohibit the grant by the Company of such Encumbrance on the assets so acquired.

     3.2 The Charge shall, subject to Section 464(2) of the Act and the provisions of Clause 3.3 of this Instrument, rank in priority to any fixed security which shall be created by the Company over the Collateral or any of it after the date of this Instrument, (other than a fixed security in favour of the Collateral Agent) and to any other Encumbrance over the Collateral or any of it created by the Company.

     3.3 Notwithstanding anything contained in this Instrument to the contrary, the Collateral Agent agrees that:-

          (i) the Company shall be entitled to grant to any Permitted Working Capital Financer as Security for Permitted Working Capital Financing an Encumbrance over all or any Receivables and/or all or any Stock and/or all or any other Working Capital Collateral (as defined in the Pledge Agreement) which Encumbrance may rank ahead of the Charge provided that at the time of granting of any such Encumbrance the Charge has not become immediately enforceable under Clause 4.1 of this Instrument; and

          (ii) it will enter into any ranking agreement, discharge, release or other document (in terms reasonably satisfactory to the Collateral Agent) consistent with, and which is required to give effect to the provisions of Clause 3.3 (i).

4.      Enforcement

     4.1 Subject to the provisions of the Insolvency Act, the Charge shall become immediately enforceable and the Collateral Agent shall be entitled by instrument in writing to appoint any person or persons (if more than one with power to act jointly and severally) to be a Receiver (or Receivers) of all or any part of the Collateral in the event of and either forthwith upon or at any time subsequent to:

          (a)  an Event of Default having occurred which is continuing; or

          (b) any request from the Board of Directors of the Company that a Receiver be appointed forthwith; or

          (c)  the   presentation   of  a   petition   for  the   making  of  an
               Administration order in relation to or for the Winding-up of the Company,

     and in addition, but without prejudice to the foregoing provisions of this sub-Clause, if any person so appointed as a Receiver shall be removed by a Court or shall otherwise cease to act as such, the Collateral Agent shall be entitled to appoint another person as Receiver in his place.

     4.2 A Receiver appointed under this Instrument shall have and be entitled to exercise all the powers conferred upon a Receiver by the Insolvency Act and in addition to and without limiting these powers, such Receiver shall have the power to:-

          (a) implement and exercise all or any of the Company's powers and/or rights and/or obligations under any contract or other agreement forming a part of the Collateral;

          (b)  promote  or  procure  the   formation   of  any  new  company  or
               corporation;

          (c) subscribe for or acquire for cash or otherwise any share capital of such new company or corporation in the name of the company and on its behalf and/or in the name(s) of a nominee(s) or trustee(s) for it;

          (d) in respect of any assets of the Company situated in England and Wales, exercise in addition to the foregoing all the powers conferred by the Insolvency Act for any other enactment or under law on receivers appointed in that jurisdiction;

          (e) do all such other acts and things as he may consider necessary or desirable for protecting or realising the Collateral or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of or pursuant to this Instrument, and exercise in relation to the Collateral or any part thereof all such powers and authorities and do all such things as he would be capable of exercising or doing if he were the absolute beneficial owner of the same, and use the name of the Company for all and any of the purposes aforesaid.

     4.3 In the exercise of the powers hereby conferred any Receiver may sever and sell plant, machinery or other fixtures separately from the property to which they may be annexed.

5.      Office of Receiver

     5.1 Any Receiver appointed under Clause 4 shall be the agent of the Company for all purposes and subject to the provisions of the Insolvency Act and to the proviso to Clause 12 hereof the Company alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and for his reasonable remuneration and his costs, charges and expenses, and the Collateral Agent shall not incur any liability therefor (either to the Company or to any other person) by reason of the Collateral Agent making his appointment as such Receiver or for any other reason whatsoever.

     5.2 Any Receiver appointed under Clause 4 shall be entitled to reasonable remuneration for his services and the services of his firm appropriate to the responsibilities involved upon the basis of charging from time to time adopted by the Receiver.

6.      Application of Enforcement Monies

     6.1 All monies received by a Receiver shall be applied by him, subject to the claims of any creditors ranking in priority to or pari passu with the claims of the Collateral Agent under this Instrument, in the following order:-

          (a) in or towards payment of all costs, charges and expenses of or incidental to the appointment of the Receiver and the exercise of all or any of his powers, including his remuneration and all outgoings properly paid by and liabilities incurred by him as a result of such exercise;

          (b) in or towards satisfaction of the Secured Obligations in such order as the Collateral Agent may from time to time require; and

          (c) any surplus shall be paid to the Company or any other person entitled thereto.


     6.2 Nothing in this Instrument shall limit the right of the Receiver or the Collateral Agent (and the Company acknowledges that the Receiver and the Collateral Agent are so entitled) if and for so long as the Receiver or the Collateral Agent, in their discretion, shall consider it appropriate, to place all or any monies arising from the enforcement of the Charge into a suspense account (which account may be an account with the Collateral Agent), without any obligation to apply the same or any part thereof in or toward the discharge of any of the Secured Obligations.

     6.3 The Company authorises the Collateral Agent to apply (without prior notice) any credit balance (whether or not then due) to which the Company is at any time beneficially entitled on any account at, or any sum held to its order by, any office of the Collateral Agent in or towards satisfaction of all or any part of the Secured Obligations which are due and unpaid and for that purpose, to convert one currency into another. The Collateral Agent shall not be obliged to exercise any of its rights under this sub-Clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

     6.4 All moneys received by the Collateral Agent or any Receiver by virtue of this Instrument may be converted into such other currency as the Collateral Agent or any such Receiver (as the case may be) considers necessary or desirable to cover the Company's liabilities in that currency at the prevailing relevant rate of exchange (as conclusively determined by the Collateral Agent or such Receiver (as the case may be)) for the currency acquired against the currency in which those moneys were held.

7.      Release

The Collateral Agent may at any time release the Company from any or all of its obligations under or pursuant to this Instrument and/or all or any part of the Collateral from the security created by or pursuant to this Instrument upon such terms as the Collateral Agent may think fit but nothing in this Instrument does, shall constitute, or is intended to constitute a release of any of the Collateral.

8.      Protection of Security

     8.1 The security created by this Instrument shall be a continuing security notwithstanding any settlement of account or other matter or thing whatsoever and in particular (but without prejudice to the generality of the foregoing) shall not be considered satisfied by an intermediate repayment or satisfaction of part only of the Secured Obligations, and shall continue in full force and effect until all the Secured Obligations have been irrevocably satisfied in full.

     8.2 The security created by this Instrument shall be in addition to and shall not in any way prejudice or be prejudiced by any collateral or other security, right or remedy which the Collateral Agent may now or at any time hereafter hold for all or any part of the Secured Obligations.

     8.3 Neither the security created by this Instrument nor the rights, powers, discretions and remedies conferred upon the Collateral Agent by this Instrument or by law shall be discharged, impaired or otherwise affected by reason of:-

          (a) any present or future security, guarantee, indemnity or other right or remedy held by or available to the Collateral Agent being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Collateral Agent from time to time exchanging, varying, realising, releasing or failing to perfect or enforce any of the same; or

          (b) the Collateral Agent or any other Secured Party compounding with, discharging or releasing or varying the liability of, or granting any time, indulgence or concession to, the Company or any other person or renewing, determining, varying or increasing any accommodation or transaction in any manner whatsoever or concurring in accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Company or any other person; or

          (c) anything done or omitted which but for this Clause 8.3 might operate to exonerate the Company from the Secured Obligations or any of them; or

          (d) any legal limitation, disability, incapacity or other similar circumstance relating to the Company.

     8.4 The Collateral Agent shall not be obliged, before exercising any of the rights, powers or remedies conferred upon it by or pursuant to this Instrument or by law, to:-

          (a) take any action or obtain judgement or decree in any Court against the Company;

          (b)  make or file any claim to rank in a Winding-Up of the Company; or

          (c) enforce or seek to enforce any other security taken, or exercise any right or plea available to the Collateral Agent, in respect of any of the Company's obligations under the Financing Documents.

     8.5 No failure on the part of the Collateral Agent to exercise and no delay on its part in exercising any right, remedy, power or privilege under or pursuant to this Instrument or any other document relating to or securing all or any part of the Secured Obligations will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Instrument or any such other document are cumulative and not exclusive of any right or remedies provided by law.

     8.6 Each of the provisions in this Instrument shall be severable from one another and if at any time one or more of such provisions is or becomes or is declared null and void, invalid, illegal or unenforceable in any respect under any law or otherwise howsoever the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     8.7 At any time after (1) the Collateral Agent receives or is deemed to be affected by notice whether actual or constructive of any subsequent Encumbrance (other than an Encumbrance permitted in terms of the Financing Documents) or other interest affecting any part of the Collateral and/or the proceeds of sale thereof, or (2) the commencement of the Winding-up of the Company, the Collateral Agent may open a new account or accounts with the Company (whether or not it permits any existing account to continue). If the Collateral Agent does not open a new account it shall nevertheless be treated as if it had done so at the time, as the case may be, when it received or was deemed to have received such notice or the Winding-up commenced and as from that time all payments made to the Collateral Agent shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Instrument is security.

9.      Further Assurance

The Company shall promptly and at its own expense execute and do or give all such assurances, acts and things as the Collateral Agent may reasonably require for perfecting or protecting the security created by or pursuant to this Instrument over the Collateral or for facilitating the realisation of such assets and the exercise of all powers, authorities and discretions vested in the Collateral Agent or in any Receiver and shall, in particular, execute all fixed or floating charges, assignations, securities, transfers, dispositions and assurances of the Collateral whether to the Collateral Agent or to its nominee(s) or otherwise and give all notices, orders and directions which the Collateral Agent may think expedient.

10.     Mandate and Attorney

     10.1 The Company hereby irrevocably appoints the Collateral Agent and any Receiver to be its mandatory and attorney for it and on its behalf and in its name or otherwise to create or constitute, or to make any alteration or addition or deletion in or to, any documents which the Collateral Agent or Receiver may reasonably require for perfecting or protecting the title of the Collateral Agent or any Receiver to the Collateral or for vesting any of the Collateral in the Collateral Agent or any Receiver or the Collateral Agent's nominees or any purchaser and to re-deliver the same thereafter and otherwise generally to sign, seal and deliver and otherwise perfect any fixed security, floating charge, transfer, disposition, assignation, security and/or assurance or any writing, assurance, document or act which may be required or may be deemed proper by the Collateral Agent or any Receiver on or in connection with any sale, lease, disposition, realisation, getting in or other enforcement by the Collateral Agent or any Receiver of all or any of the Collateral and to collect and give a good discharge to insurers for all and any insurance monies payable to the Company.

     10.2 The Company hereby ratifies and confirms and agrees to ratify and confirm whatever any such mandatory or attorney shall do in the exercise of all or any of the powers, authorities and discretions referred to in this Clause 11.

11.     Expenses

     11.1 The Company binds and obliges itself for the whole expenses of enforcing the security hereby granted and the reasonable expenses of any discharge thereof.

     11.2 All costs, charges and expenses reasonably incurred and all payments made by the Collateral Agent or any Receiver hereunder in the lawful exercise of the powers hereby conferred whether or not occasioned by any act, neglect or default of the Company shall carry interest from the date of the same being incurred or becoming payable at the Interest Rate. The amount of all such costs, charges, expenses and payments and all interest thereon and all remuneration payable hereunder shall be payable by the Company on demand and shall form part of the Secured Obligations. All such costs, charges, expenses and payments shall be paid and charged as between the Collateral Agent or any Receiver and the Company on the basis of a full and unqualified indemnity.

12.     Indemnity

The Collateral Agent, every Receiver and every attorney, manager, agent or other person appointed by the Collateral Agent or any such Receiver in connection herewith shall be entitled to be indemnified out of the Collateral in respect of all costs, charges, liabilities and expenses incurred by them or him in the execution or purported execution of any of the powers, authorities or discretions vested in them or him pursuant hereto and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted relating to the Collateral together with interest thereon at the Interest Rate from the date of the same being incurred or becoming due until payment in full and any Receiver may retain and pay all sums in respect of the same out of any moneys received under the powers hereby conferred: PROVIDED THAT there shall be excluded from the scope of the foregoing indemnity in favour of any person, all losses, costs and expenses and all actions, proceedings, claims and demands caused by the fraud, negligence or wilful default of such person.

13.     Liability of Collateral Agent and Receiver

     13.1 The Collateral Agent shall not in any circumstances (either by reason of taking possession of the Collateral or for any other reason whatsoever):-

          (a) be liable to account to the Company or any other person for any thing except the Callateral Agent's own actual receipts which have not been distributed or paid to the Company or the persons entitled or at the time of payment believed by the Collateral Agent to be entitled thereto; or

          (b) be liable to the Company or any other person for any costs, charges, losses, damages, liabilities or expenses arising from or connected with any realisation of the Collateral or the conversion of one currency to another except to the extent that they shall be caused by the Collateral Agent's own fraud, negligence or wilful misconduct or that of its officers or employees.

     13.2 The Collateral Agent shall not by virtue of Clause 13.1 owe any duty of care or other duty to any person which it would not owe in the absence of that Clause.

     13.3 All the provisions of Clauses 13.1 and 13.2 shall apply, mutatis mutandis, in respect of the liability of any Receiver or any officer, employee or agent of the Collateral Agent or Receiver.

14.     Avoidance of Payment

No assurance, security, guarantee or payment which may be avoided under any law relating to bankruptcy, insolvency, Administration or Winding-up (including, without limitation, Sections 238 to 245 of the Insolvency Act) and no release, settlement, discharge or arrangement given or made by the Collateral Agent or any Receiver on the faith of any such assurance, security, guarantee or payment shall prejudice or affect the right of the Collateral Agent or any Receiver to enforce the security created by this Instrument to the full extent of the Secured Obligations.

15.     Notices

A demand or other communication to the Company hereunder shall be in writing signed by an officer, agent, authorised signatory or other official or employee of the Collateral Agent and may (without prejudice to any other mode of service or delivery) be served on the Company at any place or by post addressed to the Company at its Registered office as intimated to the Registrar of Companies from time to time and a demand or notice so addressed and posted shall be effective notwithstanding that it be returned undelivered.

16.     Payments

All sums due and payable by the Company under this Instrument shall be paid in full without set off or counter claim and free and clear of and (subject as provided in the next sentence) without deduction for or an account or any future or present Taxes. If:-

     (i) the Company is required by any law to make any deduction or withholding from any sum payable by the Company to the Collateral Agent under this Instrument; or

     (ii) the Collateral Agent is required by law to make any payment, on account of Tax (other than Tax on its overall net income) or otherwise on or in relation to any amount received or receivable by the Collateral Agent under this Instrument;

then the sum payable by the Company in respect of which such deduction, withholding or repayment is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction, withholding or repayment the Collateral Agent receives and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to the sum which it would have received and so retained had no such deduction, withholding or payment been made.

17.     Governing Law

This Instrument shall be construed and governed in all respects in accordance with the law of Scotland and the Company hereby irrevocably submits to the non-exclusive jurisdiction of the Scottish Courts.

18.     Consent to registration etc

A Certificate signed by any officer or agent or any authorised signatory of the Collateral Agent shall, save in the case of manifest error or a question of law, be sufficient to fix and ascertain the amount of the Secured Obligations at any relevant time and shall constitute a balance and charge against the Company, and no suspension of a charge or of a threatened charge for payment of the balance so constituted shall pass nor any sist of execution be granted except on consignation.

The Company hereby consents to the registration of this Instrument and of any such Certificate for perservation and execution: IN WITNESS WHEREOF these presents are executed as follows:-

SUBSCRIBED for and on behalf
of TEREX CORPORATION at
             on
1995 by
                      and

both directors thereof


 ........................... Director


 ........................... Director

Bond and Floating Charge

by

Terex Corporation (as
Chargor)

in favour of

United States Trust
Company of New York (as
Collateral Agent)